UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 13, 2013

Live Nation Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” and Item 5.03 “Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” are incorporated into this Item 1.01 by reference.

Supplemental Indenture

On August 13, 2013, in connection with the previously announced private offering and sale of $200.0 million aggregate principal amount of 7.00% senior notes due 2020 (the “Additional 2020 Notes”) of Live Nation Entertainment, Inc. (the “Company”), the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, executed a supplemental indenture (the “Second Supplemental Indenture”) relating to the Additional 2020 Notes. A copy of the Second Supplemental Indenture is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 2 to Credit Agreement

On August 16, 2013, the Company entered into Amendment No. 2 (“Amendment No. 2”) to its Credit Agreement (the “Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as London Agent, amending certain of the terms of the Credit Agreement.

Separation Agreement

On August 13, 2013, Live Nation Worldwide, Inc., a wholly owned subsidiary of the Company, and Nathan Hubbard entered into a separation agreement (the “Separation Agreement”) terminating Mr. Hubbard’s employment with the Company as President of the Company’s Ticketmaster division.

Item 1.02	Termination of a Material Definitive Agreement.

Satisfaction and Discharge of 8.125% Senior Notes due 2018

In connection with the issuance of the Additional 2020 Notes, the Company used the net proceeds from the Additional 2020 Notes offering, together with cash on hand, to satisfy and discharge all of its outstanding 8.125% senior notes due 2018 (the “2018 Notes”), resulting in the termination of substantially all of its covenants and obligations under the indenture and supplemental indentures relating to the 2018 Notes (the “2018 Notes Indenture”). The Company concurrently notified the trustee under the 2018 Notes of the exercise of the Company’s optional redemption right under the 2018 Notes Indenture to redeem the 2018 Notes in full on September 12, 2013, at which time the 2018 Notes Indenture will be fully terminated.

Employment Agreement

Pursuant to the Separation Agreement, that certain Employment Agreement, originally dated effective February 1, 2007, by and between Live Nation Worldwide and Nathan Hubbard (as amended, “Employment Agreement”) was terminated as of August 13, 2013. The information set forth under Item 5.03 “Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Additional 2020 Notes

The Company completed the offering of the Additional 2020 Notes on August 13, 2013. The Additional 2020 Notes were sold in a private offering in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional 2020 Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Additional 2020 Notes were offered as additional notes under an existing indenture, dated as of August 20, 2012 (as amended and supplemented, the “2020 Notes Indenture”), pursuant to which the Company previously issued $225.0 million aggregate principal amount of 7.00% senior notes due 2020 (the “Existing Notes” and together with the Additional 2020 Notes, the “2020 Notes”). The Additional 2020 Notes and the Existing Notes will be treated as a single class for all purposes under the 2020 Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and will be guaranteed by certain domestic subsidiaries of the Company. The 2020 Notes may be subject to acceleration upon the occurrence of customary events of default.

More information on the terms of the 2020 Notes may be found in the Company’s Current Report on Form 8-K filed on August 20, 2012. A copy of the 2020 Notes Indenture (including the form of the 2020 Notes) is attached as an exhibit to the Company’s Form 10-Q filed on November 5, 2012 and is incorporated herein by reference (and the foregoing description is qualified in its entirety by the full text of such document).

Amendment No. 2 to Credit Agreement

Amendment No. 2 amends the Credit Agreement to provide for (i) a new $335.0 million revolving credit facility, (ii) a new five-year $115.0 million term A loan facility and (iii) a new seven-year $950.0 million term B loan facility, with the right, subject to certain conditions, to increase such facilities by an amount not to exceed the greater of (x) $450.0 million and (y) additional amounts so long as the senior secured leverage ratio, on a pro forma basis after giving effect to such increase, is no greater than 3.25:1.00.

The new revolving credit facility provides for borrowings of up to $335.0 million with a $150.0 million sublimit for the issuance of letters of credit, a $50.0 million sublimit for swingline borrowings, a $150.0 million sublimit for borrowings in Euros or Sterling and a $50.0 million sublimit for borrowings in one or more other approved currencies. The revolving credit facility will be available to the Company and certain foreign subsidiaries of the Company designated as borrowers.

Borrowings under the amended senior secured credit facility bear interest through maturity at a variable rate based upon, at the Company’s option, either the Eurodollar rate or the base rate (which is the highest of the administrative agent’s prime rate, one-half of 1.00% in excess of the overnight federal funds rate and 1.00% in excess of the one-month Eurodollar rate), plus in each case, an applicable margin. The applicable margin for Eurodollar rate loans for the revolving loans and the new term A loans ranges, based on the applicable net leverage ratio, from 1.75% to 2.25% per annum, and the applicable margin for base rate loans ranges, based on the applicable net leverage ratio from 0.75% to 1.25% per annum. The applicable margin for Eurodollar rate loans for the term B loans is 2.75% per annum and the applicable margin for base rate loans is 1.75% per annum with, in the case of Eurodollar loans, a floor of 0.75% and in the case of base rate loans, a floor of 1.75% (with such floors applicable to the term B loan facility only).

In addition to paying interest on outstanding principal under the credit facility, the Company will be required to pay a commitment fee at a rate of 0.50% to the lenders under the revolving credit facility in respect of the unutilized commitments. This commitment fee is subject to a step down to 0.375% when the Company’s net leverage ratio is below 3.25:1.00. The Company will also be required to pay customary letter of credit fees, as necessary.

During the first five years after the closing date, the Company will be required to make quarterly amortization payments on the term A loan facility, at a rate ranging from 5% of the original principal amount in the first year of the facility to 60% in the last year of the facility. During the seven years after the closing date, the Company will be required to make quarterly amortization payments on the term B loan facility at a rate of 0.25% of the original principal amount thereof. The Company is also required to make mandatory prepayments of the loans under the Credit Agreement, subject to specified exceptions, from excess cash flow, and with the proceeds of asset sales, debt issuances and specified other events.

The Company’s obligations under the Credit Agreement will be guaranteed by the majority of the Company’s direct and indirect domestic subsidiaries, subject to certain exceptions, and the obligations of the foreign subsidiary borrowers, if any, will be guaranteed by the Company, the majority of the Company’s direct and indirect domestic subsidiaries and by certain of the Company’s wholly-owned foreign subsidiaries. The obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the tangible and intangible personal property of the Company and the domestic subsidiaries that are guarantors, and by a pledge of substantially all of the shares of stock, partnership interests and limited liability company interests of the Company’s direct and indirect domestic subsidiaries and 65% of each class of capital stock of any first-tier foreign subsidiaries, subject to limited exceptions.

The Credit Agreement contains a number of covenants and restrictions that, among other things, require the Company to maintain a maximum ratio of consolidated total funded debt to consolidated EBITDA that ranges from 5.25:1.00 to 4.50:1.00 with annual step downs commencing on December 31, 2014, and restrict the Company’s and its subsidiaries’ ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable.

As a result of the issuance of the Additional 2020 Notes, the Company’s entering into Amendment No. 2 and the redemption of the 2018 Notes, the Company expects to realize a reduction in cash interest expense of approximately $12.0 million annually. After the refinancing of its previously outstanding term loans under the Credit Agreement, the redemption of the 2018 Notes and payment of transaction fees and expenses, the Company expects to use the proceeds of its new term loan borrowings under the Credit Agreement and the issuance of the Additional 2020 Notes to satisfy its working capital needs and capital expenditure requirements and to fund open market purchases, redemptions or repurchases of the Company’s outstanding debt securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Separation Agreement, Mr. Hubbard’s employment with the Company as President of the Company’s Ticketmaster division and his Employment Agreement were terminated, effective as of August 13, 2013.

In addition, under the Separation Agreement, Mr. Hubbard will be paid a lump sum equal to (i) five months’ base salary and (ii) one hundred percent of his target bonus for 2013; all outstanding unvested options and restricted stock of the Company previously granted to Mr. Hubbard shall become fully vested, except for (i) 120,000 unvested performance-based shares with a vesting date of March 31, 2014, which shall be eligible to vest on that date in accordance with their terms, subject to Mr. Hubbard’s compliance with certain terms of the Separation Agreement, and (ii) 61,100 options granted on July 15, 2011 that shall be forfeited; from August 13, 2013 through March 31, 2014, Mr. Hubbard shall be available upon the Company’s reasonable request to provide certain consulting services to the Company on an as-needed basis; and the Company and Mr. Hubbard agreed to a mutual release of claims.

The Separation Agreement also includes customary non-compete, confidentiality and non-solicitation covenants. The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On August 8, 2013, the Company issued a press release announcing the pricing of the Additional 2020 Notes. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On August 16, 2013, the Company issued a press release announcing the Company’s entry into Amendment No. 2. A copy of that press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Events.

(d)	Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company’s investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

/s/ Kathy Willard
Name:	Kathy Willard
Title:	Executive Vice President and
Chief Financial Officer

August 16, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Second Supplemental Indenture, entered into as of August 13, 2013, among Live Nation Entertainment, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.2	Separation Agreement, entered into as of August 13, 2013, by and between Live Nation Worldwide, Inc. and Nathan Hubbard.

99.1	Press Release issued by Live Nation Entertainment, Inc. on August 8, 2013.

99.2	Press Release issued by Live Nation Entertainment, Inc. on August 16, 2013.